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                                                                    EXHIBIT 99.1

(SUPERCONDUCTOR TECHNOLOGIES LOGO)


        SUPERCONDUCTOR TECHNOLOGIES ANNOUNCES SECOND QUARTER 2004 RESULTS

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SANTA BARBARA, AUGUST 5, 2004 - Superconductor Technologies Inc. (Nasdaq: SCON)
("STI") today announced results for the second quarter and six-months ended July 3, 2004.

Total net revenues for the second quarter were $6.3 million compared to $11.3 million for the year-ago second quarter. Net commercial product revenues for the second quarter of 2004 were $4.6 million compared to $8.9 million in the second quarter of 2003. Government and other contract revenue totaled $1.8 million during the second quarter compared to $2.3 million during the year ago period.

Net loss for the quarter ended July 3, 2004 was $8.9 million, which included a restructuring charge of $2.5 million, a non cash interest charge of $802,000 for warrants issued in connection with a bridge loan and ISCO related litigation expenses of $186,000. The bridge loan was paid in full after completion of STI's second quarter 2004 public offering. The second quarter 2004 net loss compares to a net loss of $3.1 million for the quarter ended June 28, 2003, which included ISCO related litigation expenses of $660,000. Net loss per diluted share for the second quarter of 2004 was $0.11, compared to a net loss of $0.05 per diluted share in the year ago second quarter.

"In the second quarter, we improved STI's financial flexibility by taking measures to lower our breakeven point, and by successfully concluding a public offering of common stock," said M. Peter Thomas, STI president and chief executive officer. "Our cost reduction efforts will save STI about $1.7 million per quarter beginning in the third quarter, relative to our expenditure rate in the first quarter. Our public offering raised net proceeds of $16.8 million for the company."

Thomas continued: "Last quarter we indicated we expected sequential quarterly improvements in commercial product revenue throughout the remainder of the year. We achieved that objective in the second quarter, and with the benefits our technology brings to wireless operators in terms of improved quality of service
(QoS), enhanced capacity utilization, and, in the new world of wireless data, higher data throughput, we continue to anticipate higher demand in each of the remaining quarters of the year."

For the first half of 2004, total net revenues were $11.8 million, compared to $18.8 million for the first half of 2003. Net commercial product revenues for the first half of 2004 were $7.7 million, compared to $14.1 million in the year ago period. The company recorded $4.0 million in government and other contract revenues for the first half of 2004, compared to $4.7 million for the first half 2003. The net loss for the first half of 2004 was $14.8 million, including restructuring expenses of $2.5 million, a non cash interest charge of $802,000 for warrants issued in connection with a bridge loan and ISCO related litigation expenses of $413,000, or $0.20 per diluted share, compared to $11.4 million, including ISCO related litigation expenses of $4.7 million, or $0.19 per diluted share in the first half of 2003.

At July 3, 2004, STI had commercial product backlog of $1.8 million. It had $11.9 million in cash and cash equivalents, and $20.7 million in working capital. The total number of common shares outstanding was 92,101,926 at July 3, 2004.


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THIRD QUARTER 2004 REVENUE GUIDANCE

STI's expectations for commercial revenue growth are dependent on continued recognition of the value of its products to improve wireless call quality and operator determination to spend capital on improving call quality. STI's commercial revenues are derived primarily from wireless network operators -- a concentrated customer base -- and commercial revenues are highly sensitive to changes in the capital spending patterns of those operators. Government revenue expectations are dependent upon acceptance and timing of the underlying contracts by the relevant government agencies.

STI expects third quarter 2004 total revenue to increase to $7.0 to $8.0 million, with a greater contribution from commercial revenues to the overall mix than was realized in the second quarter.

Investors are cautioned the guidance above constitutes a forward-looking statement, which is made with reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Risks associated with this and other forward-looking statements included in this press release are detailed below, and in STI's SEC filings.

INVESTOR CONFERENCE CALL

STI will host an earnings call at 2:00 pm PT, today August 5, 2004. Speaking from management will be M. Peter Thomas, president and chief executive officer, and Martin McDermut, senior vice president, chief financial officer.

To access the call in the U.S., please dial 800-473-6123 approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet and available for replay for 90 days at www.suptech.com. In addition, a replay of the call will be available via telephone for 48 hours, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial 877-519-4471, and enter access code 4974169.

ABOUT SUPERCONDUCTOR TECHNOLOGIES INC.

Superconductor Technologies Inc., headquartered in Santa Barbara, CA, is the global leader in developing, manufacturing, and marketing superconducting products for wireless networks. STI's SuperLink(TM) Solutions are proven to increase capacity utilization, lower dropped and blocked calls, extend coverage, and enable higher wireless transmission data rates. SuperLink(TM) Rx, the company's flagship product, incorporates patented high-temperature superconductor (HTS) technology to create a cryogenic receiver front-end (CRFE) used by wireless operators to enhance network performance while reducing capital and operating costs.

More than 4,200 SuperLink Rx systems have been shipped worldwide, logging in excess of 58 million hours of cumulative operation. In 2002 and 2003, STI was named to Deloitte & Touche's prestigious Los Angeles Technology Fast 50 program, a ranking of the 50 fastest-growing technology companies in the Los Angeles area.

SuperLink is a trademark of Superconductor Technologies Inc. in the United States and in other countries. For information about STI, please visit www.suptech.com.

SAFE HARBOR STATEMENT

The press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, STI's views on future fundraising plans, profitability, revenues, market growth, capital requirements and new product introductions, and are generally identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects,"


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"intends," "plans," "goals" and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. For example, the financial results reported in this press release are based on certain assumptions and estimates made by management and are subject to adjustment prior to the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended July 3, 2004 with the SEC. Other factors and uncertainties include: STI's ability to expand its operations to meet anticipated product demands; the ability of STI's products to achieve anticipated benefits for its customers; the anticipated growth of STI's target markets; unanticipated delays in shipments to customers; and STI's ability to maintain profitability. STI refers interested persons to its most recent Annual Report on Form 10-K and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

CONTACT

For further information please contact: Martin McDermut, Senior Vice President, Chief Financial Officer of Superconductor Technologies Inc., +1-805-690-4500, mmcdermut@suptech.com; or Investor Relations, Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc.

                                - Tables Follow -


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                        SUPERCONDUCTOR TECHNOLOGIES INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                                                     THREE MONTHS ENDED                      SIX MONTHS ENDED
                                              JUNE 28, 2003       JULY 3, 2004       JUNE 28, 2003       JULY 3, 2004
                                              -------------       ------------       -------------       ------------
Net revenues:
     Net commercial product revenues          $   8,939,000       $  4,552,000       $  14,060,000       $  7,735,000
     Government and other contract
        revenues                                  2,292,000          1,752,000           4,742,000          3,993,000
     Sub license royalties                           32,000              8,000              41,000             28,000
                                              -------------       ------------       -------------       ------------

          Total net revenues                     11,263,000          6,312,000          18,843,000         11,756,000

Costs and expenses:
     Cost of commercial product revenues          6,503,000          5,030,000          11,300,000          8,813,000
     Contract research and development            1,548,000          1,165,000           2,933,000          2,677,000
     Other research and development               1,606,000          1,142,000           3,317,000          2,481,000
     Selling, general and administrative          4,580,000          4,336,000          12,562,000          8,953,000
     Restructuring expenses                              --          2,513,000                  --          2,513,000
                                              -------------       ------------       -------------       ------------

          Total costs and expenses               14,237,000         14,186,000          30,112,000         25,437,000

Loss from operations                             (2,974,000)        (7,874,000)        (11,269,000)       (13,681,000)

     Interest income                                 36,000             23,000             103,000             47,000
     Interest expense                              (123,000)        (1,033,000)           (238,000)        (1,160,000)
                                              -------------       ------------       -------------       ------------

         Net loss                             $  (3,061,000)      $ (8,884,000)      $ (11,404,000)      $(14,794,000)
                                              =============       ============       =============       ============

Basic and diluted loss per common share       $       (0.05)      $      (0.11)      $       (0.19)      $      (0.20)
                                              =============       ============       =============       ============

Weighted average number of common
  shares outstanding                             60,048,444          79,166,809          59,937,883          73,994,379
                                              =============       =============       =============       =============


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                        SUPERCONDUCTOR TECHNOLOGIES INC.

                           CONSOLIDATED BALANCE SHEET

                                   (UNAUDITED)

                                                                                              DECEMBER 31,          JULY 3,
                                                                                                  2003                2004
                                                                                             -------------       -------------
                                                                                               (See Note)
                                     ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                                                 $  11,144,000       $  11,883,000
   Accounts receivable, net                                                                      8,809,000           1,897,000
   Inventory                                                                                     8,802,000          13,724,000
   Prepaid expenses and other current assets                                                       760,000           1,327,000
                                                                                             -------------       -------------
     TOTAL CURRENT ASSETS                                                                       29,515,000          28,831,000

   Property and equipment, net of accumulated depreciation of
     $15,061,000 and $15,813,000, respectively                                                  12,534,000          11,727,000
   Patents, licenses and purchased technology, net of accumulated amortization
     of $3,173,000 and $3,293,000, respectively                                                  5,367,000           4,127,000
   Goodwill                                                                                     20,107,000          20,107,000
   Other assets                                                                                    600,000             571,000
                                                                                             -------------       -------------
     TOTAL ASSETS                                                                            $  68,123,000       $  65,363,000
                                                                                             =============       =============
                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Line of credit                                                                            $   3,308,000       $     775,000
   Accounts payable                                                                              5,154,000           3,504,000
   Accrued expenses                                                                              4,832,000           3,791,000
   Current portion of capitalized lease obligations and long term debt                             645,000              66,000
                                                                                             -------------       -------------
     TOTAL CURRENT LIABILITIES                                                                  13,939,000           8,136,000

   Capitalized lease obligations and long term-debt                                                 76,000              43,000
   Other long term liabilities                                                                   1,888,000           1,622,000
                                                                                             -------------       -------------
     TOTAL LIABILITIES                                                                          15,903,000           9,801,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:

   Preferred stock, $.001 par value, 2,000,000 shares authorized,
     none issued and outstanding                                                                        --                  --
   Common stock, $.001 par value, 125,000,000 shares
      authorized, 68,907,109 and 92,101,926 shares issued and outstanding, respectively             69,000              92,000
   Capital in excess of par value                                                              168,776,000         186,889,000
   Notes receivable from stockholder                                                              (820,000)           (820,000)
   Accumulated deficit                                                                        (115,805,000)       (130,599,000)
                                                                                             -------------       -------------
     TOTAL STOCKHOLDERS' EQUITY                                                                 52,220,000          55,562,000
                                                                                             -------------       -------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                              $  68,123,000       $  65,363,000
                                                                                             =============       =============

Note: December 31, 2003 balances were derived from audited financial statements


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                        SUPERCONDUCTOR TECHNOLOGIES INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                   (UNAUDITED)

                                                                                           SIX MONTHS ENDED
                                                                                   JUNE 28, 2003      JULY 3, 2004
                                                                                   -------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                           ($11,404,000)      ($14,794,000)
Adjustments to reconcile net loss to net cash used in operating activities:
 Depreciation and amortization                                                        1,521,000          1,757,000
 Asset write-down                                                                            --          1,834,000
  Warrant and option charges                                                                 --            893,000
   Changes in assets and liabilities:
        Accounts receivable                                                            (113,000)         6,912,000
        Inventory                                                                    (2,242,000)        (4,922,000)
        Prepaid expenses and other current assets                                      (176,000)          (567,000)
        Patents, licenses and purchased technology                                     (209,000)          (218,000)
        Other assets                                                                   (129,000)            30,000
        Accounts payable, accrued expenses and other long-term liabilities            1,723,000         (2,957,000)
                                                                                   ------------       ------------
         Net cash used in operating activities                                      (11,029,000)       (12,032,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment                                                  (1,612,000)        (1,326,000)
                                                                                   ------------       ------------
         Net cash used in investing activities                                       (1,612,000)        (1,326,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short term borrowings                                                   1,616,000          4,577,000
Payments on short term borrowings                                                      (463,000)        (7,110,000)
Payments on long-term obligations                                                            --           (611,000)
Proceeds from sale of common stock and warrants and exercise of stock options        10,069,000         17,241,000
                                                                                   ------------       ------------
         Net cash provided by financing activities                                   11,222,000         14,097,000
                                                                                   ------------       ------------

Net decrease in cash and cash equivalents                                            (1,419,000)           739,000
Cash and cash equivalents at beginning of period                                     18,191,000         11,144,000
                                                                                   ------------       ------------
Cash and cash equivalents at end of period                                         $ 16,772,000       $ 11,883,000
                                                                                   ============       ============


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